EXHIBIT 99.1


     PPL CORPORATION REPORTS 28 PERCENT INCREASE IN THIRD-QUARTER EARNINGS;
       COMPANY CONFIRMS EARNINGS FORECAST FOR 2001, REVISES 2002 FORECAST
       ------------------------------------------------------------------


     ALLENTOWN, Pa. (October 24, 2001) -- PPL Corporation (NYSE: PPL) today (10/24) reported the strongest third-quarter earnings in company history, a 28 percent increase in earnings per share over the same period in 2000. PPL earned $1.04 per share during the third quarter of 2001 as compared to $0.81 per share a year ago, when adjusted to exclude the benefit of nonrecurring items.

         PPL's record third-quarter earnings were driven primarily by:

         o increased margins on wholesale energy activities in markets in the Eastern United States, compared to a year ago.

         o   success in continuing to reduce operating costs.

         o higher volumes of electricity delivered in PPL Electric Utilities' franchised service territory.

         o improved earnings contributions from energy-related businesses including the company's mechanical contracting subsidiaries and the company's synfuels operations.

         These factors offset lower margins from PPL's wholesale energy activities in the Western United States and lower returns from the company's international operations.

         "Excellent operating performance during the third quarter allowed us to offset the lower margins from our Western wholesale energy sales," said William
F. Hecht, PPL's chairman, president and chief executive officer. "The strength of our integrated growth strategy and our strong business fundamentals are leading to record PPL earnings for 2001 despite the precipitous decline in energy prices."

         For the first nine months of 2001, PPL reported a significant 39 percent increase in earnings per share over a year ago. PPL reported earnings of $3.35 per share for that period of 2001, compared to $2.41 per share reported a year ago, when adjusted to exclude the benefit of nonrecurring items. Actual earnings for the third quarter of 2000 benefited from the nonrecurring impact of 13 cents per share from a settlement with various insurers for environmental and other liabilities.

         The strong growth in PPL's earnings for the first nine months of 2001 resulted primarily from the following factors: increased margins on energy activities in markets in both the Eastern and Western United States; improved earnings contributions from energy-related businesses including the company's mechanical contracting subsidiaries and the company's synfuel operations; success in continuing to control operating costs; and higher returns from the company's international operations.

COMPANY CONFIRMS 2001 EARNINGS FORECAST, REVISES 2002 FORECAST

         Based on the excellent results in the third quarter, the company confirmed that it still forecasts earnings in excess of $4.00 per share for 2001, which would be the highest annual earnings in the company's history.

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         For 2002, PPL now forecasts little, if any, change from the level of earnings per share currently forecast for 2001. The change from the previous 2002 forecast of $4.55 to $4.65 is essentially due to the significant decline in wholesale energy margins, offset by reductions in operating and financing costs.

         The 2002 earnings forecast represents a compound annual growth rate of 19 percent based on adjusted earnings per share for 1999, the first full year of deregulation in Pennsylvania. About 80 percent of PPL's 2002 earnings are expected to come from its energy supply business and the balance from its domestic and international delivery businesses.

         "Our 2001 performance through the first three quarters of 2001 provides a firm base from which we expect continued long-term growth," said Hecht. "This base has been solidified through a concerted effort by our wholesale energy marketing operation to maximize the value of our generation capacity through long-term contracts in key U.S. markets."

         PPL's most recent major long-term contract is an agreement to provide 450 megawatts of electricity supply to The Montana Power Company over a five-year period beginning July 1, 2002. "This contract, at prices comparable to the current market in the Northwestern United States, ends the uncertainty about our power supply arrangements in Montana," Hecht said. As a result of this agreement and other wholesale and retail agreements, Hecht said, PPL will have the majority of the output of its Montana power plants under long-term contracts beginning in July 2002.

         During the third quarter of 2001, PPL also completed the strategic initiative the company terms "securitization" of PPL Electric Utilities, the regulated electricity delivery subsidiary. In connection with this initiative, PPL EnergyPlus, PPL's energy marketing and trading affiliate, won the competitive bid to provide the energy sufficient for PPL Electric Utilities to meet its needs through 2009. This contract permits PPL to sell a substantial portion of its Eastern U.S. generation over the next eight years at attractive margins when compared to current market prices.

         Hecht also pointed out that the company's electricity and natural gas distribution businesses - in the United States and overseas - provide a stable, reliable source of earnings for PPL as it continues to pursue a targeted generation-building strategy.

         PPL Corporation, headquartered in Allentown, Pa., generates electricity at power plants in Pennsylvania, Maine and Montana; markets wholesale or retail energy in 42 U.S. states and Canada; and delivers energy to nearly 6 million customers in Pennsylvania, the United Kingdom and Latin America.

                    PPL CORPORATION AND SUBSIDIARY COMPANIES
                 CONSOLIDATED FINANCIAL INFORMATION (UNAUDITED)

                           CONSOLIDATED BALANCE SHEET
                              (MILLIONS OF DOLLARS)


                                              SEPT. 30, 2001   DEC. 31, 2000
                                              --------------   ------------
ASSETS
Current Assets                                      $2,276        $1,945
Investments                                          1,195         1,161
Property, plant and equipment -- net
   Transmission and distribution                     2,797         2,841
   Generation                                        2,329         2,177
   General and intangible                              302           294
   Construction work in progress                       330           261
   Nuclear fuel and other leased property              104           123
                                                   -------       -------
     Electric utility plant                          5,862         5,696
   Gas and oil utility plant                           193           177
   Other property                                       68            75
                                                   -------       -------
                                                     6,123         5,948
Recoverable transition costs                         2,234         2,425
Regulatory and other assets                            965           881
                                                   -------         -----
   Total assets                                    $12,793       $12,360
                                                   =======       =======

LIABILITIES AND EQUITY
Current liabilities                                 $1,938        $2,511
Long-term debt (less current portion)                4,675         4,467
Deferred income taxes and ITC                        1,433         1,412
Liability for above market NUG purchases               516           581
Other noncurrent liabilities                           918           976
Minority interest                                       52            54
Company-obligated mandatorily redeemable securities    825           250
Preferred stock                                         96            97
Earnings reinvested                                  1,374           999
Other common equity                                  1,802         1,849
Treasury stock                                        (836)         (836)
                                                   --------      --------
   Total liabilities and equity                    $12,793       $12,360
                                                   =======       =======


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                                       4


                          CONSOLIDATED INCOME STATEMENT
                              (MILLIONS OF DOLLARS)

                                                 3 MONTHS ENDED SEPT. 30   9 MONTHS ENDED SEPT. 30   12 MONTHS ENDED SEPT. 30
                                                 -----------------------   -----------------------   ------------------------
                                                     2001        2000(a)      2001       2000(a)         2001          2000(a)
                                                     ----        -------      ----       -------         ----          -------


OPERATING REVENUES
   Retail electric and gas ....................   $     818   $     751     $   2,566   $   2,307       $   3,426    $   3,033
   Wholesale energy marketing and trading .....         454         620         1,360       1,573           1,867        1,886
   Energy-related businesses ..................         166          97           487         298             625          392
                                                  ---------   ---------     ---------   ---------       ---------    ---------
                                                      1,438       1,468         4,413       4,178           5,918        5,311
                                                  ---------   ---------     ---------   ---------       ---------    ---------
OPERATING EXPENSES
   Fuel and purchased power ...................         530         690         1,667       1,891           2,237        2,355
   Other operation and maintenance ............         261         212           785         651           1,100          890
   Amortization of recoverable transition costs          65          50           191         159             259
                                                                                                                           218
   Depreciation ...............................          63          58           190         196             255          260
   Other ......................................         180         145           536         407             695          507
                                                  ---------   ---------     ---------   ---------       ---------    ---------
                                                      1,099       1,155         3,369       3,304           4,546        4,230
                                                  ---------   ---------     ---------   ---------       ---------    ---------
OPERATING INCOME ..............................         339         313         1,044         874           1,372        1,081
                                                  ---------   ---------     ---------   ---------       ---------    ---------
Other income and (deductions) .................           7           1            16           8              (7)          98
                                                  ---------   ---------     ---------   ---------       ---------    ---------
INCOME BEFORE INTEREST, INCOME TAXES AND
   MINORITY INTEREST ..........................         346         314         1,060         882           1,365        1,179
Interest expense ..............................          91          94           283         274             385          348
Income taxes ..................................          86          75           247         215             326          297
Minority interest .............................           1           3             4           4               4            5
                                                  ---------   ---------     ---------   ---------       ---------    ---------
INCOME BEFORE EXTRAORDINARY ITEMS .............         168         142           526         389             650          529
Extraordinary items (net of tax) ..............           0           0             0           0              11           13
                                                  ---------   ---------     ---------   ---------       ---------    ---------
INCOME BEFORE DIVIDENDS ON PREFERRED SECURITIES         168         142           526         389             661
                                                                                                                           542
Dividends - preferred securities ..............          16           6            35          19              42           26
                                                  ---------   ---------     ---------   ---------       ---------    ---------
NET INCOME ....................................   $     152   $     136     $     491   $     370       $     619    $     516
                                                  =========   =========     =========   =========       =========    =========

EARNINGS PER SHARE OF COMMON STOCK - BASIC
   Income before nonrecurring items ...........   $    1.04   $    0.81     $    3.37   $    2.41       $    4.25    $    3.04
   Nonrecurring items (net of tax) ............        0.00        0.13          0.00        0.16            0.00         0.55
                                                  ---------   ---------     ---------   ---------       ---------    ---------
   Net Income .................................   $    1.04   $    0.94     $    3.37   $    2.57       $    4.25    $    3.59
                                                  =========   =========     =========   =========       =========    =========

EARNINGS PER SHARE OF COMMON STOCK - DILUTED
   Income before nonrecurring items ...........   $    1.04   $    0.81     $    3.35   $    2.41       $    4.22    $    3.04
   Nonrecurring items (net of tax) ............        0.00        0.13          0.00        0.16            0.00         0.55
                                                  ---------   ---------     ---------   ---------       ---------    ---------
   Net Income .................................   $    1.04   $    0.94     $    3.35   $    2.57       $    4.22    $    3.59
                                                  =========   =========     =========   =========       =========    =========

AVERAGE NUMBER OF SHARES OUTSTANDING
   (THOUSANDS) ................................     146,241     144,578       145,818     144,165         145,597      144,056

(a) Certain amounts have been reclassified to conform to the current year presentation.

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                                       5


                                 KEY INDICATORS

FINANCIAL
                                       12 MONTHS ENDED          12 MONTHS ENDED
                                       SEPT. 30, 2001           SEPT. 30, 2000
                                       --------------           --------------

Dividends declared per share                  $1.06                 $1.045
Book value per share (a)                     $15.97                 $13.12
Market price per share (a)                 $32.6000               $41.7500
Dividend yield                                 3.3%                   2.5%
Dividend payout ratio - diluted (b)             25%                    34%
Price/earnings ratio - diluted (b)              7.7                   13.7
Return on average common equity (b)          30.17%                 26.67%

(a) End of period
(b) Based on adjusted earnings


OPERATING - DOMESTIC ENERGY

                             3 MONTHS ENDED SEPT. 30      9 MONTHS ENDED SEPT. 30    12 MONTHS ENDED SEPT. 30
                             -----------------------      -----------------------    ------------------------
PPL CORP.
(millions of kwh)                           PERCENT                       PERCENT                     PERCENT
                            2001    2000     CHANGE       2001    2000     CHANGE    2001      2000    CHANGE
                            ----    ----     ------       ----    ----     ------    ----      ----    ------

Retail
   Delivered (a)           8,712   8,323      4.7%      26,677  25,626      4.1%   34,957    33,584     4.1%
   Supplied                9,416   9,343      0.8%      28,898  28,388      1.8%   38,268    36,851     3.8%

Wholesale
   East                    4,853   7,555    -35.8%      14,356  25,339    -43.3%   20,603    33,084   -37.7%
   West
     Montana Power
     Company (b)           1,268   1,257      0.9%       3,516   3,843     -8.5%    4,769     3,843      (c)
       Other                 960     922      4.1%       2,729   3,175    -14.0%    3,798     3,175      (c)

(a) Electricity delivered to retail customers represents the kwh delivered to customers within PPL Electric Utilities Corp.'s service territory.

(b) Energy sold to Montana Power for retail customers under power sale agreements that expire on or before June 30, 2002.

(c) Assets pertaining to the wholesale sales in the West were acquired in December 1999. As a result, only nine months of sales are reflected in the 12 months ended September 30, 2000.


    [PPL invites interested parties to listen to the live Internet Webcast of management's third- quarter earnings teleconference with financial analysts at 9 a.m. on Wednesday, Oct. 24. The teleconference is available online live, in audio format, on PPL's Internet Web site: www.pplweb.com. The
                                                       --------------
    Webcast will be available for replay on the PPL Web site for 30 days. Interested individuals also can access the live conference call via telephone at 913-981-5509.]

                                      # # #

Certain statements contained in this news release, including statements with respect to future earnings, energy prices, supply, sales, margins and deliveries, operating and financing costs, strategic initiatives, subsidiary performance, growth, project development, and generating capacity, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corp. believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the


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                                       6


forward-looking statements: market demand and prices for energy, capacity and fuel; weather variations affecting customer energy usage; competition in retail and wholesale power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corp. and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; political, regulatory or economic conditions in countries where PPL Corp. or its subsidiaries conduct business; receipt of necessary governmental approvals; capital market conditions; stock price performance; foreign exchange rates; and the commitments and liabilities of PPL Corp. and its subsidiaries. Any such forward-looking statements should be considered in light of such factors and in conjunction with PPL Corp.'s Form 10-K and other reports on file with the Securities and Exchange Commission.